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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

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                              [RJR Nabisco Logo]

                              Huntley R. Whitacre
                             Senior Vice President
                              Investor Relations


                                                   January 5, 1996



[Name]
[Address]

Dear [Name]:

I would like to personally provide you with copies of our Revocation of Consent Statement and accompanying material relating to the solicitation of consents by LeBow and Icahn.

Our position on the consent solicitation is: a) we are committed to spinning off Nabisco, but various commitments and litigation concerns prevent us from doing so now; and b) since our charter allows shareholders to use the consent process at any time -- as LeBow/Icahn are now doing -- a bylaw allowing 25% of stockholders to call a special meeting is not needed. I would be most happy to elaborate on these positions personally and/or with Steve Goldstone, our President and CEO.

We at RJR Nabisco ask that the yellow revocation of consent card, when you receive it from your custodian, bank or broker, be returned directly to us, to evidence your support for RJR Nabisco in this situation. Many thanks.

                                       Sincerely,


                                       Huntley R. Whitacre

encl.


                               RJR Nabisco, Inc.
                          1301 Avenue of the Americas
                         New York, New York 10019-6013
                                (212) 258-5777
                              FAX (212) 969-9178